Exhibit 99.3

Intra-Cellular Therapies Announces Closing of $60 Million Private Placement and Completion of Reverse Merger

New York, NY, September 3, 2013 – Intra-Cellular Therapies, Inc. (“ITI” or the “Company”), a biopharmaceutical company focused on the development of therapeutics for CNS disorders, announced that it completed a private placement of approximately 18.9 million shares of its common stock to new and existing investors that resulted in gross proceeds of approximately $60 million to the Company, including approximately $15.3 million in bridge notes that converted into common stock at the closing. New institutional investors included Deerfield Management, Broadfin Capital and other leading healthcare investors. Leerink Swann LLC acted as lead placement agent for the transaction, and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. acted as the Company’s legal counsel. Proceeds from the private placement will be used for the development of the Company’s drug candidates including its lead drug candidate, ITI-007, which is being studied in a Phase II clinical trial for the treatment of schizophrenia.

Sharon Mates, CEO and Chairman of ITI, stated, “We are pleased to be able to close this private placement with such a leading group of institutional healthcare investors. To date, ITI-007 has demonstrated clinical signs consistent with antipsychotic activity in patients with schizophrenia and its unique pharmacology may expand its therapeutic use beyond the treatment of acutely exacerbated schizophrenia to also include chronic residual schizophrenia by improving negative symptoms, mood, sleep and cognition. We expect the proceeds from the financing will allow us to move forward with the clinical development of ITI-007 as a treatment for schizophrenia as well as other psychiatric and behavioral disorders.”

Immediately following the private placement, ITI became a public reporting company by executing a reverse merger with a public shell company with no prior business operations. Shortly after the closing of these transactions, the resulting public company will have the same shareholders, officers and, directors as did ITI prior to the reverse merger.

In connection with the private placement, ITI has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act of 1933, as amended, covering the resale of shares of common stock held by new and existing shareholders within 45 days after the closing. Following the effectiveness of that registration statement, we plan to seek to have our common stock quoted on the OTC Markets. The shares of common stock issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. Following the effectiveness of this registration statement, we plan to seek to have our common stock quoted on the OTC Markets.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

ABOUT ITI-007

ITI-007 is the Company’s lead drug development candidate, whose unique mechanisms of action have the potential to yield a first-in-class antipsychotic therapy. ITI-007 combines potent serotonin 5-HT2A receptor antagonism, dopamine receptor phosphoprotein modulation (DPPM), glutamatergic modulation and serotonin reuptake inhibition into a single drug candidate for the treatment of acute and residual schizophrenia. At dopamine D2 receptors, ITI-007 has dual properties and acts as both a post-synaptic antagonist and a pre-synaptic partial agonist. ITI-007 also stimulates phosphorylation of glutamatergic NMDA NR2B receptors in a mesolimbic specific manner. This regional selectivity in brain areas thought to mediate the efficacy of antipsychotic drugs together with serotonergic, glutamatergic, and dopaminergic interactions is expected to result in antipsychotic efficacy for positive, negative, affective and cognitive symptoms associated with schizophrenia. The serotonin reuptake inhibition allows for antidepressant efficacy for the treatment of schizoaffective disorder, co-morbid depression, and/or as a stand-alone treatment for major depressive disorder (MDD). ITI-007 is presently being studied in a randomized, active and placebo controlled Phase II clinical trial as a treatment for schizophrenia. We believe ITI-007 may also be useful for the treatment of bipolar disorder and other psychiatric and neurodegenerative disorders, particularly behavioral disturbances associated with dementia, autism and other CNS diseases.

ABOUT INTRA-CELLULAR THERAPIES

Intra-Cellular Therapies (ITI) is developing novel drugs for the treatment of neuropsychiatric and neurodegenerative disease and other disorders of the Central Nervous System (CNS). The Company is studying the efficacy of ITI-007 for the treatment of schizophrenia in a Phase II, multicenter clinical trial. This Phase II trial follows a favorable Phase I/II study demonstrating the safety and tolerability of ITI-007 across a broad range of doses in patients with stable schizophrenia. In the Phase I/II trial, exploratory clinical measures revealed signals consistent with antipsychotic efficacy for positive and negative symptoms and antidepressant efficacy for ITI-007. In February 2011, ITI entered into a collaboration with the Takeda Pharmaceutical Company to develop certain phosphodiesterase 1 (PDE1) inhibitors for the treatment of cognitive deficits in schizophrenia and other CNS disorders. Recently, ITI announced the successful completion of a Phase I single rising dose study of the lead molecule in the ITI/Takeda collaboration, ITI-214. ITI has additional programs in the areas of Parkinson’s disease, Alzheimer’s disease, depression, and cardiovascular disease.

FORWARD LOOKING STATEMENTS

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and intended utilization of ITI’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, plans to seek to have the Company’s common stock quoted in the OTC Markets, and future research and clinical trials. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, ITI may not obtain approval to market its product candidates, uncertainties associated with regulatory filings and applications, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s periodic and other filings with the Securities and Exchange Commission which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and ITI assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Allen A. Fienberg, Ph.D.

Vice President

Business Development of Intra-Cellular Therapies, Inc.

+1-212-923-3344

Burns McClellan, Inc.

Lisa Burns/Angeli Kolhatkar (Investors)

Justin Jackson (Media)

jjackson@burnsmc.com

Phone +1 (212) 213-0006